EXHIBIT 22.1

                SUBSIDIARY OF WEST METRO FINANCIAL SERVICES, INC.

                         FIRST NATIONAL BANK WEST METRO
                  ORGANIZED UNDER THE LAWS OF THE UNITED STATES


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